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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                           ___________________________


                                     FORM 8-K



                                  CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported):
                                October 2, 1995

                     _________________________________________


                                      TEXACO INC.
              (Exact name of registrant as specified in its charter)



         Delaware                          1-27                74-1383447
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
      incorporation)                     Number)         Identification Number)


   2000 Westchester Avenue,                                       10650
    White Plains, New York                                      (Zip Code)
(Address of principal executive offices)


                                   (914) 253-4000

                (Registrant's telephone number, including area code)

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

Item 5. Other Events
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1.  On October 2, 1995, the Registrant announced that as a result of its ongoing overhead reduction initiative, it will record a third quarter 1995 after-tax charge of approximately $55 million for the cost of additional employee separations. Also included in the third quarter 1995 results will be a $27 million gain from the sale of the Registrant's interest in Pekin Energy Company and tax benefits of some $45 million realized through the sale of an interest in a subsidiary.

    In this connection, on October 2, 1995, the Registrant issued a press release entitled "Texaco To Record Third Quarter Charge For Ongoing Overhead Reduction Initiative", a copy of which is attached hereto as
    Exhibit 99.1 and made a part of hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc. dated October 2, 1995, entitled "Texaco To Record Third Quarter Charge For Ongoing Overhead Reduction Initiative."







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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                              TEXACO INC.
                                                           -----------------
                                                              (Registrant)





                                                     By:       R. E. KOCH
                                                          ---------------------
                                                          (Assistant Secretary)





Date:  October 3, 1995
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